Exhibit 15





May 5, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 5, 2000 on our review of interim financial information of UniSource
Energy Corporation (the Company) and Tucson Electric Power
Company (TEP) as of and for the period ended March 31, 2000 and included in the Company's and TEP's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration
Statements on Form S-8 (Nos. 333-43765, 333-43767, 333-
43769, 333-53309, 333-53333 and 333-53337), on Form S-3
(Nos. 333-31043 and 333-93769), and on Form S-4 (No. 333-60809)
and in TEP's Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143).

Very truly yours,


PricewaterhouseCoopers LLP